Exhibit 10.19
Sixth Amendment To
Amended and Restated Credit Agreement
This Sixth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”), dated as of January 18, 2019 among FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), INTL FCStone Inc., a Delaware corporation (the “Guarantor”), the financial institutions executing this Amendment as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent for the Lenders (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantor, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of March 15, 2016, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.     Clause (f) of the defined term “Eligible Commodities” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(f)    if such Qualified Commodity is subject to a Trust Receipt, then no more than 20 days (or 45 days with respect to cotton) have elapsed since the tangible warehouse receipts or such other document of title subject to such Trust Receipt was sent by the Administrative Agent; provided, that the Market Value of Qualified Commodities subject to Trust Receipts shall not exceed 25% of the Market Value of such Qualified Commodities
1.2.    Section 5.1 of the Credit Agreement shall be further amended by deleting the defined term “INTL Second Lien Notes” in its entirety.
1.3.    Section 8.7(g) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(g)    the guaranty by the Borrower and the Borrower Subsidiaries of the obligations of Holdings and its Subsidiaries in an aggregate principal amount not to exceed $450,000,000 at any one time (and renewals, refinancings and extensions thereof);

1.4.    Section 8.7(k)(ii) of the Credit Agreement shall be and hereby is amended by deleting the amount “$20,000,000” appearing therein and inserting in its place the amount “$50,000,000”.
1.5.    Schedule 5.1(A) of the Credit Agreement shall be amended and restated in the form of Schedule 5.1(A) attached hereto.

Section 2.	Conditions.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
2.1.    Receipt by the Administrative Agent this Amendment duly executed by the Borrower, the Guarantor, and the Lenders; and
2.2.    receipt by the Administrative Agent of such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 3.	Representations.
3.1.    The Borrower heretofore executed and delivered to the Administrative the Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
3.2.    The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty set forth in Section 12 of the Credit Agreement and each other Loan Document to which it is a party (including each agreement subordinating the Holdings Subordinated Debt to the Secured Obligations) continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.
3.3.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and the Guarantor hereby represents to the Administrative Agent and to the Lenders that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement and the other Loan Documents are and shall be and remain true and correct (except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date) and (b) they are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
Section 4.    Miscellaneous.
4.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement, as amended by this Amendment.
4.2.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.
[Signature Page to Follow]

This Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCSTONE MERCHANT SERVICES, LLC

By        /s/ Brent Grecian
Name        Brent Grecian
Title        President & CEO,
FCStone Merchant Services, LLC

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Group Treasurer, INTL FCStone Inc.

"Guarantor"
INTL FCSTONE, INC.

By        /s/ Tricia Harrod
Name        Tricia Harrod
Title        CRO

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Group Treasurer

[Signature Page to Sixth Amendment to Credit Agreement]

Accepted and agreed to.
Bank of Montreal, Chicago Branch, as Administrative Agent, L/C Issuer and a Lender
By /s/ Krupa Tantuwaya
Name Krupa Tantuwaya
Title Director

CoBank, ACB, as a Lender
By /s/ Wade Andersen
Name Wade Andersen
Title Director, Credit

The Huntington National Bank, as a Lender
By /s/ John Weathers
Name John Weathers
Title SVP, Portfolio Manager

HSBC Bank USA, National Association, as a Lender
By /s/ Antonio J. Nanez
Name Antonio J. Nanez
Title Head of CSTF, NAM

[Signature Page to Sixth Amendment to Credit Agreement]

ING Capital, LLC, as a Lender
By /s/ Peter Lopoukhine
Name Peter Lopoukhine
Title Director
By /s/ Matthew Rosetti
Name Matthew Rosetti
Title Managing Director

Cooperatieve Rabobank U.A., New York Branch, as a Lender
By /s/ Haydn Scarr
Name Haydn Scarr
Title Executive Director
By /s/ Sebastien Ribatto
Name Sebastien Ribatto
Title Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]